EXHIBIT 99.1

Anchor BanCorp Wisconsin Inc. Announces Second Quarter Earnings

MADISON, Wis., Nov. 5, 2007 (PRIME NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. (Nasdaq:ABCW) announced net income of $9.3 million for the quarter ended September 30, 2007, as compared to $9.7 million for the same period last year. For the six month period ended September 30, 2007 net income was $19.2 million as compared to $20.3 million for the same period the previous year.

Diluted earnings per share were $.44 for the quarter ended September 30, 2007, flat as compared to the same quarter last year. For the six month period ended September 30, 2007 fully diluted earnings per share were $.91 versus $.93 a year ago. The Corporation's 18 cent quarterly per share dividend, up from 17 cents a year ago, is payable November 15, 2007 to shareholders of record as of November 1, 2007.

Provisions for loan losses were $2.1 million for the quarter, compared to $2.6 million a year ago. For the six months ended September 30, 2007, provisions for loan losses were $4.4 million compared to $3.8 million for the same period in 2006.

Total assets grew to $4.6 billion as of September 30, 2007, compared to $4.5 billion for the same period a year ago, representing a 2.9 percent increase. Total loans receivable increased 4.0 percent to $4.0 billion as of September 30, 2007.

"Despite the cooling of the economy and the tightening of margins, we continue to be committed to leveraging the strength of our franchise, as evidenced by our pending acquisition of S&C Banco, Inc. S&C's fourteen Northwest Wisconsin offices including those in St. Croix and Chippewa counties, will give us a significant presence in that fast growing area of the state," said Douglas J. Timmerman, Chairman, President, and CEO. "In addition to the S&C offices, we are adding locations in Ashwaubenon, in the Green Bay area, in Brookfield in the Milwaukee area, and building a new office for our Middleton market, just outside Madison," added Timmerman.

Book value increased to $15.88 per share, an increase of 4.6 percent for the quarter ended September 30, 2007 versus the same period in the prior year.

During the quarter ended September 30, 2007, 18,700 shares were purchased under a previously authorized repurchase program. The repurchases are authorized to be made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statement.

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                     ANCHOR BANCORP WISCONSIN INC.
                         FINANCIAL HIGHLIGHTS
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           (Dollars in thousands - except per share amounts)
                              (Unaudited)

                         Three Months Ended         Six Months Ended
                            September 30,             September 30,
                        ----------------------------------------------
                           2007        2006         2007        2006
                        ----------------------------------------------
 Operations Data:
  Net interest
   income               $ 31,584    $ 32,838     $ 62,601    $ 65,683
  Provision for
   loan losses             2,095       2,625        4,366       3,830
  Net gain on sale
   of loans                  814       1,349        2,401       2,219
  Real estate
   investment
   partnership
   revenue                 2,428       3,631        7,154       8,117
  Other non-interest
   income                  7,696       8,075       16,023      16,026
  Real estate
   investment
   partnership cost
   of sales                2,669       3,486        7,009       7,339
  Other non-interest
   expense                22,659      23,427       45,206      46,013
  Minority interest
   in income (loss)
   of real estate
   partnership
   operations               (203)        (75)        (278)        363
  Income before income
   taxes                  15,302      16,430       31,876      34,500
  Income taxes             6,028       6,769       12,716      14,192
  Net income               9,274       9,661       19,160      20,308

 Selected Financial
  Ratios (1):
  Yield on earning
   assets                   6.90%       6.76%        6.85%       6.64%
  Cost of funds             4.13        3.75         4.09        3.59
  Interest rate spread      2.77        3.01         2.76        3.05
  Net interest margin       2.92        3.15         2.91        3.19
  Return on average
   assets                   0.82        0.88         0.85        0.94
  Return on average
   equity                  11.07       11.72        11.40       12.42
  Average equity to
   average assets           7.37        7.53         7.44        7.56
  Non-interest expense
   to average assets        2.23        2.46         2.31        2.47

 Per Share:
  Basic earnings per
   share                $   0.44    $   0.45     $   0.91    $   0.95
  Diluted earnings per
   share                    0.44        0.44         0.91        0.93
  Dividends per share       0.18        0.17         0.35        0.33
  Book value per share     15.88       15.18        15.88       15.18

                                      September 30,
                               -------------------------      Percent
                                   2007          2006          Change
                               -------------------------      -------
 Financial Condition:
 Total assets                  $4,611,526     $4,481,586        2.9%
 Loans receivable, net
  Held for sale                     5,403          5,393        0.2
  Held for investment           3,944,980      3,794,039        4.0
 Investment securities
  available for sale,
  at fair value                   121,323         89,794       35.1
 Mortgage-related
  securities available
  for sale, at fair
  value                           242,962        260,722       (6.8)
 Mortgage-related
  securities held
  to maturity, at
  amortized cost                       64             72      (11.1)
 Deposits                       3,178,588      3,223,759       (1.4)
 Borrowings                     1,039,540        875,014       18.8
 Stockholders'
  equity                          338,907        330,774        2.5
 Allowance for loan
  losses                           22,002         18,393       19.6
 Non-performing
  assets                           63,078         22,506      180.3

 ---------------------------------
 (1) Annualized when appropriate.

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                      ANCHOR BANCORP WISCONSIN INC.
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
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                                       September 30,       March 31,
                                           2007              2007
                                        (Unaudited)
                                       ------------------------------
                                               (In Thousands)

 Assets
  Cash and cash equivalents            $    67,660       $   122,038
  Investment securities
   available for sale, at
   fair value                              121,323            73,545
  Mortgage-related securities
  available for sale, at
   fair value                              242,962           247,971
  Mortgage-related securities
   held to maturity, at
   amortized cost                               64                68
  Loans receivable, net
   Held for sale                             5,403             4,474
   Held for investment                   3,944,980         3,874,049
  Foreclosed properties and
   repossessed assets, net                   7,497             7,411
  Real estate held for
   development and sale                     58,063            60,303
  Office properties and
   equipment                                31,812            32,034
  Other assets                             131,762           117,792
                                       -----------       -----------
     Total assets                      $ 4,611,526       $ 4,539,685
                                       ===========       ===========

 Liabilities and Stockholders' Equity
  Deposits
    Non-interest bearing               $   254,994       $   241,234
    Interest bearing                     2,923,594         3,007,012
                                       -----------       -----------
     Total deposits                      3,178,588         3,248,246
 Short-term borrowings                     731,765           472,400
 Long-term borrowings                      307,775           428,077
  Other liabilities                         47,713            46,610
                                       -----------       -----------
     Total liabilities                   4,265,841         4,195,333
                                       -----------       -----------

  Minority interest in real
   estate partnerships                       6,778             7,486
                                       -----------       -----------

  Preferred stock, $.10 par
   value, 5,000,000 shares
   authorized, none
   outstanding                                  --                --
  Common stock, $.10 par value,
   100,000,000 shares
   authorized, 25,363,339 shares
   issued                                    2,536             2,536
  Additional paid-in capital                72,136            72,122
  Retained earnings,
   substantially restricted                370,516           359,570
  Accumulated other
   comprehensive loss                         (293)             (542)
  Treasury stock (4,020,940 and
   3,694,245 shares, respectively),
   at cost                                (100,725)          (91,751)
  Deferred compensation
   obligation                               (5,263)           (5,069)
                                       -----------       -----------
     Total stockholders' equity            338,907           336,866
                                       -----------       -----------
     Total liabilities, minority
      interest and stockholders'
      equity                           $ 4,611,526       $ 4,539,685
                                       ===========       ===========

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                     ANCHOR BANCORP WISCONSIN INC.
                   CONSOLIDATED STATEMENTS OF INCOME
 --------------------------------------------------------------------
                             (Unaudited)

                         Three Months Ended        Six Months Ended
                            September 30,            September 30,
                          2007        2006         2007        2006
                       ---------------------    ---------------------
                          (In Thousands - except per share amounts)

 Interest income:
   Loans               $  69,714   $  65,740    $ 137,745   $ 127,515
   Mortgage-related
    securities             3,028       3,061        6,034       5,965
   Investment
    securities             1,345       1,240        2,560       2,197
   Interest-bearing
    deposits                 636         439        1,031       1,070
                       ---------   ---------    ---------   ---------
     Total interest
      income              74,723      70,480      147,370     136,747
 Interest expense:
   Deposits               31,424      28,618       62,870      53,974
   Short-term
    borrowings             8,474       3,550       15,132       5,812
   Long-term
    borrowings             3,241       5,474        6,767      11,278
                       ---------   ---------    ---------   ---------
     Total interest
      expense             43,139      37,642       84,769      71,064
                       ---------   ---------    ---------   ---------
     Net interest
      income              31,584      32,838       62,601      65,683
 Provision for loan
  losses                   2,095       2,625        4,366       3,830
                       ---------   ---------    ---------   ---------
     Net interest
      income after
      provision for
      loan losses         29,489      30,213       58,235      61,853
 Non-interest income:
 Real estate investment
  partnership revenue      2,428       3,631        7,154       8,117
 Loan servicing income     1,375       1,417        2,855       2,414
 Credit enhancement
  income                     424         417          845         834
 Service charges on
  deposits                 3,148       2,517        6,239       4,945
 Investment and
  insurance
  commissions              1,058         973        2,040       1,799
 Net gain on sale of
  loans                      814       1,349        2,401       2,219
 Net gain (loss) on
  sale of investments
  and mortgage-related
  securities                   3          --           15        (283)
 Other revenue from
  real estate
  operations                 992       1,575        2,215       3,722
 Other                       696       1,176        1,814       2,595
                       ---------   ---------    ---------   ---------
     Total non-interest
      income              10,938      13,055       25,578      26,362

 Non-interest expense:
   Compensation           11,301      11,579       22,571      22,305
   Real estate
    investment
    partnership cost
    of sales               2,669       3,486        7,009       7,339
   Occupancy               1,937       1,986        3,874       3,985
   Furniture and
    equipment              1,543       1,595        3,024       3,048
   Data processing         1,520       1,639        3,007       3,060
   Marketing               1,086       1,158        2,170       2,310
   Other expenses from
    real estate
    partnership
    operations             1,797       2,179        3,882       4,757
   Other                   3,475       3,291        6,678       6,548
                       ---------   ---------    ---------   ---------
     Total non-
      interest
      expense             25,328      26,913       52,215      53,352
                       ---------   ---------    ---------   ---------
   Minority interest
    in income (loss)
    of real estate
    partnership
    operations              (203)        (75)        (278)        363
                       ---------   ---------    ---------   ---------
     Income before
      income taxes        15,302      16,430       31,876      34,500
 Income taxes              6,028       6,769       12,716      14,192
                       ---------   ---------    ---------   ---------
     Net income        $   9,274   $   9,661    $  19,160   $  20,308
                       =========   =========    =========   =========

 Earnings per share:
 Basic                 $    0.44   $    0.45    $    0.91   $    0.95
 Diluted                    0.44        0.44         0.91        0.93

CONTACT:  Anchor BanCorp Wisconsin Inc.
          Dale C. Ringgenberg, CFO
            (608) 252-1810
          Douglas J. Timmerman, President
            (608) 252-8782